Exhibit 4.18

CHINESEINVESTORS.COM, INC.

EQUITY INCENTIVE PLAN OPTION AGREEMENT

OPTION AGREEMENT (the “Agreement” dated as of __________, between CHINESEINVESTORS.COM, INC., an Indiana corporation (collectively with its direct and indirect subsidiaries, the “Company”), and _______________, an employee of the Company (“Optionee” or “Participant”).

The Company's Compensation Committee (the “Committee”) has determined that the objectives of the Company's Employee And Director Incentive Share Plan (the “Plan”) will be furthered by granting to Optionee options and/or other incentives pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to them in the Plan.

In consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and Optionee agree as follows:

1 .	Grant of Option and other rights.

(a)       The Company hereby grants to Optionee options (the “Options” to purchase Shares of Common Stock of the Company (the “Shares”) at a purchase price of ______ per Share, which is fair market value or higher as of the date of grant. It is intended that the Options qualify as "Incentive Stock Options" to the maximum extent permissible under the Internal Revenue Code.

(b)       The Company hereby issues to the Optionee the Grants subject to the vesting schedule and performance goal, specified in Schedule 1.

(c)       For purposes of this Agreement, the term “Cause” means the Participant’s (i) embezzlement, fraud or any conduct related to the performance of the Participant’s duties for the Company that constitutes a crime, (ii) unauthorized disclosure of confidential information or breach of any confidentiality or non-disclosure agreement with the Company or any of its Subsidiaries, (iii) willful and habitual breach of duties, after notice to the Participant affording the Participant a reasonable opportunity to cure, or (iv) breach or violation of any statutory or common law duty of loyalty to the Company or the Company’s Affiliates.

2.       Exercisability. Subject to the further terms of this Agreement, the Options shall vest and become exercisable in accordance with Schedule 1 hereto. Unless earlier terminated pursuant to the provisions of the Plan or Section 5 of this Agreement, the unexercised portion of the Options shall expire and cease to be exercisable at midnight Pacific Time, ten (10) years from the date of this Agreement. This Agreement shall not confer upon Optionee any right with respect to continuation of her/his employment or consulting relationship with the Company, nor shall it interfere with or affect in any manner the right or power of the Company, or a parent or subsidiary of the Company, to terminate any agreement with Optionee in accordance with the terms thereof.

3.       Method of Exercise. The Options or any part of them may be exercised only by the giving of written notice to the Company in substantially the form annexed hereto as Schedule 2 hereto, or on such other form and in such other manner as the Committee shall prescribe from time to time. Such written notice must be accompanied by payment of the full purchase price for the number of Shares with respect to which the Options are being exercised. Such payment may be made by one or a combination of the following methods: (i) by a check acceptable to the Company; or (ii) by such other method as the Committee may authorize including, in the discretion of the Committee, the recourse promissory note of the Optionee or by “cashless exercise,” by means of tendering the Optionee’s rights in this Option to the Company to receive a number of shares of Common Stock equal in Fair Market Value to the difference between the Fair Market Value of the shares of Common Stock issuable upon exercise of this Option and the total cash exercise price thereof. The date of exercise of the Options shall be the date on which written notice of exercise is hand delivered to the Company, during normal business hours, at its address as provided in Section 7 of this Agreement, or, if mailed, the date on which it is postmarked, provided such notice is actually received.

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4.       Optionee's Representations. As a condition to the exercise of an Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

5.       Termination of Employment; Death . Upon termination of Optionee’s employment with or status as a consultant to, the Company for any reason, the Options will immediately terminate and expire, except as provided in paragraphs (a) or (b) of this Section 5.

(a)       If Optionee resigns as an employee of, or consultant to, the Company with the Company's prior written consent, or if the Company terminates Optionee's employment by the Company without Cause (as defined herein), the Option will be exercisable but only to the extent it was exercisable at the time of such termination or resignation and only until the earlier of the expiration date of the Option, determined pursuant to Section 2 of this Agreement, or the expiration of three (3) months following such termination or resignation.

(b)       If Optionee dies or becomes Permanently Disabled while employed by, or rendering services as a consultant to, the Company or after Optionee's employment or status as a consultant to the Company terminates but during a period in which the Option is exercisable pursuant to paragraph (a) of this Section 5, the Option will be exercisable but only to the extent it was exercisable at the time of death and only until the earlier of the expiration date of the Option, determined pursuant to Section 2 of this Agreement, or the expiration of twelve (12) months following the date of Optionee's death.

6.       Plan Provisions to Prevail. This Agreement is subject to all of the terms and provisions of the Plan. Without limiting the generality of the foregoing, by entering into this Agreement Optionee agrees that no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder or this Agreement. In the event that there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.

7.       Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to _____________, or at such other address as the Company may hereafter designate to Optionee by notice as provided in this Section 7. Any notice to be given to Optionee hereunder shall be addressed to Optionee at the address set forth beneath her/his signature hereto, or at such other address as Optionee may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it. Optionee expressly agrees to notify the Company of any transfer of the Common Stock or other action reasonably expected to cause any Option designated as an Incentive Stock Option to be retroactively classified for tax purposes as a Non-Qualified Option.

8.       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and to the extent consistent with Section 5 of this Agreement and with the Plan, the heirs and personal representatives of Optionee.

9.       Governing Law. This Agreement shall be interpreted, construed and administered in accordance with the laws of the State of California. Any dispute arising hereunder shall be resolved by binding arbitration before the American Arbitration Association under its Employment Arbitration Rules, before a single arbitrator in Los Angeles County, California. The parties will mutually determine the arbitrator from a list of arbitrators obtained from the American Arbitration Association office located in Los Angeles County, California.

10.       Withholding. If the Optionee takes any action that would cause the Options to be classified as nonqualified options for tax purposes, the Optionee will promptly provide the necessary tax withholding, if applicable, in the Committee’s view, pursuant to Section 8.4 of the Plan.

11.       Other Agreements. The Optionee may be required to have concurrently entered into the Shareholders Agreement and into any other agreements contemplated in that agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

CHINESEINVESTORS.COM, INC.

By:________________________________

OPTIONEE:

__________________________________

Signature

Name:____________________________

Social Security Number:

_________________________________

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SCHEDULE 1 TO STOCK OPTION AGREEMENT

PURSUANT TO CHINESEINVESTORS.COM, INC.

EMPLOYEE AND DIRECTOR INCENTIVE SHARE PLAN

(This Schedule 1 shall be incorporated by reference and become a part of the Option Agreement between the Company and the Optionee.)

I.       NON-QUALIFIED STOCK OPTIONS: Non-qualified stock options generally give rise to ordinary compensation income for the Optionee when the option is exercised. The Company may require the Optionee to make arrangements for the payment of withholding taxes by the Company if the Optionee is an employee of the Company at the time of the exercise of the Non-qualified stock option.

Date of Grant:

Earliest Exercise Date:

Exercise Price:

Number of Shares:

Vesting Schedule:

Expiration Date:

II.       INCENTIVE STOCK OPTIONS: Incentive stock options do not result in compensation income on exercise by the Optionee and result in capital gain or loss when the stock is sold. Incentive stock options may only be issued to employees of the Company. There are a number of other legal requirements that the Company and the Optionee must satisfy in order for options to be classified as incentive stock options. Some of the rules affecting incentive stock options are (a) the stock received on the exercise of an incentive stock option must be held for two years from the date of grant of the option and one year from the date of exercise of the option, (b) no more than $100,000 in options may first become exercisable in any one year, and (c) the exercise of the incentive stock option may generate an item of tax preference for purposes of calculating the alternative minimum tax liability of the Optionee. Violation of any of those requirements by the Company or the Optionee can result in the Option being treated as a Non-qualified stock option.

Date of Grant:

Earliest Exercise Date:

Exercise Price:

Number of Shares:

Vesting Schedule:

Expiration Date:

III.       BONUS STOCK: The right to buy shares of Bonus Stock will be treated as an Incentive Stock Option unless expressly indicated on this Schedule as a Non-Qualified Stock Option. Shares of Bonus Stock generally give rise to ordinary compensation for the recipient upon the earlier of (A) the satisfaction of any conditions to vesting or (B) the filing, within thirty (30) days of grant of the Bonus Stock, with the Internal Revenue Service and the Company of an election under Section 83(b) of the Internal Revenue Code to include the value of the Shares of Bonus Stock granted as of the date of grant without regard to the risk that the vesting conditions may not be satisfied. The Company may require the recipient of the Bonus Stock to make arrangements for the payment of withholding taxes if the recipient is an employee of the Company at the time that the Bonus Stock is included in income.

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Date of Grant:

Earliest Exercise Date:

Exercise Price:

Number of Shares:

Vesting Schedule:

Expiration Date:

IV.       DIVIDEND EQUIVALENT RIGHTS: Dividend equivalent rights (“DERs”) generally give rise to ordinary compensation income for the recipient as the cash compensation is paid to the recipient. The Company will withhold from the DER payment if the recipient is an employee of the Company at the time of payment.

Date of Grant:

Number of Rights:

Vesting Schedule:

Expiration Date:

V.        SHARE APPRECIATION RIGHTS. Share appreciation rights (“SARs”) generally give rise to ordinary compensation income for the recipient when paid to the recipient. The Company will withhold from the SAR payment if the recipient is an employee of the Company at the time of the payment.

Date of Grant:

Base Price:

Number of Rights:

Vesting Schedule:

Expiration Date:

Governing Law; Resolution of Disputes. This Agreement has been made, executed and delivered in, and the interpretation, performance and enforcement hereof shall be governed by and construed under the laws of the State of California. Any dispute arising hereunder shall be resolved by binding arbitration before the American Arbitration Association under its Commercial Arbitration Rules, before a single arbitrator in Los Angeles County, California. The parties will mutually determine the arbitrator from a list of arbitrators obtained from the American Arbitration Association office located in Los Angeles County, California.

I have read the ChineseInvestors.com, Inc. Employee And Director Incentive Share Plan, the terms of which are incorporated herein. As Optionee, I hereby acknowledge that as of the date of the Grants referenced above, it sets forth the entire understanding between the undersigned Optionee and the Company and its Affiliates regarding the Grants and supersedes all prior oral and written agreements on that subject with the exception of (i) the options and any other stock awards previously granted and delivered to the undersigned under stock award plans of the Company, and (ii) the following agreements only:

NONE  ______

(Initial)

OTHER _____________________

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IN WITNESS WHEREOF, this Stock Option Agreement pursuant to the CHINESEINVESTORS.COM, INC. EMPLOYEE AND DIRECTOR INCENTIVE SHARE PLAN has been delivered by the parties hereto.

Date: __________________	“Optionee”

Name

Address

Social Security Number

The Company hereby agrees to

all the terms of the Agreement.

ChineseInvestors.com, Inc.

By:
Name:
Title:

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SCHEDULE 2

CHINESEINVESTORS.COM., INC.

EXERCISE NOTICE/RESTRICTION AGREEMENT

ChineseInvestors.com, Inc.

1.	Exercise of Option.

(a) Effective as of today, , the undersigned (“Optionee”) hereby elects to exercise Optionee's Options to purchase Shares (the “Shares”) of Common Stock of ChineseInvestors.com., Inc. (the “Company”) under and pursuant to the Option Agreement dated as of (the “Option Agreement”) between the Company and Optionee pursuant to the Option Agreement.

(b) Effective as of today, __________________________, the undersigned (“Optionee”) hereby elects to exercise Optionee’s [SARs] or [PSRs] under and pursuant to the Option Agreement dated as of (the “Option Agreement”) between the Company and Optionee pursuant to the Option Agreement

2.	Rights as Shareholder – Transfer Restrictions

(i)	Until the certificate evidencing the Shares is issued (as evidenced by the appropriate entry on the stock ownership register of the Company or of a duly authorized transfer agent of the Company), no right to receive distributions or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such certificate promptly upon exercise of the Option.

(ii)	Upon issuance of the certificate, Optionee shall enjoy rights as a shareholder of non-voting Common Stock until such time as Optionee disposes of the Shares or the Company and/or its assigns exercise its right of first refusal under Section 4 or its repurchase right under the Shareholders Agreement.

3.	Restrictive Legends and Stop-Transfer Orders.

(i)	Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or Federal securities laws at the time of the issuance of the Shares:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION UNDER ANY SUCH APPLICABLE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

(b)	Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)	Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Notice or (ii) to treat as the owner of such Shares or to accord the right to vote or receive distributions to any purchaser or other transferee to whom such Shares shall have been so transferred.

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4.	Governing Law; Severability. This Notice shall be governed by and construed in accordance with the laws of the State of California. Should any provision of this Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. Any dispute arising hereunder shall be resolved by binding arbitration before the American Arbitration Association under its Commercial Arbitration Rules, before a single arbitrator in Los Angeles County, California. The parties will mutually determine the arbitrator from a list of arbitrators obtained from the American Arbitration Association office located in Los Angeles County, California.

5.	Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

6.	Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Notice.

7.	Delivery of Payment. Optionee herewith delivers to the Company the full purchase price for the Shares as set forth in Section 1 of the Option Agreement.

8.	Entire Agreement. The Option Agreement is incorporated herein by reference. This Notice, the Option Agreement, the Shareholders Agreement and the Plan constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. In the event of a conflict or discrepancy between the terms of this Agreement and the ChineseInvestors.com, Inc. Employee And Director Incentive Share Plan (the “Plan”), the terms of the Plan shall control.

9.	Representatives of Optionee. Optionee acknowledges that Optionee has received, read and understood the Option Agreement and this Notice and agrees to abide by and be bound by the terms and conditions of the Option Agreement and this Notice.

Submitted by:	Accepted by:

OPTIONEE:	CHINESEINVESTORS.COM, INC.

By:	By:

Name:

Address:

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